UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2006

CRITICAL THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 WESTVIEW STREET, LEXINGTON, Massachusetts		02421
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 402-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On February 14, 2006, Paul D. Rubin, M.D., the President and Chief Executive Officer and a member of the Board of Directors of Critical Therapeutics, Inc. (the "Company"), terminated a pre-arranged trading plan that he had entered into on August 9, 2005 in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 (the "Exchange Act") and the Company’s insider trading policy governing transactions in the Company’s securities by its directors, executive officers and employees.

Dr. Rubin’s plan had provided for the sale of up to 180,000 shares of the Company’s common stock over an 18-month period beginning on October 15, 2005, of which 40,000 had been sold prior to termination of the plan. Under the terms of his plan, shares had been sold on the open market at prevailing market prices, subject to minimum price thresholds.

The pre-arranged trading plan had been adopted in order to allow Dr. Rubin to sell a portion of his shares of common stock of the Company (or shares of common stock acquired upon exercise of vested stock options) over time as part of his long-term strategy for individual asset diversification and liquidity.

Rule 10b5-1 promulgated under the Exchange Act allows persons who are not aware of material, non-public information to adopt written, pre-arranged trading plans. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of our executive officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL THERAPEUTICS, INC.

February 15, 2006	By:	/s/ Trevor Phillips

Name: Trevor Phillips
Title: Chief Operating Officer and Senior Vice President of Operations